Exhibit 10.1

August 12, 2011

Lexicon Pharmaceuticals, Inc.
8800 Technology Forest Place
The Woodlands, TX 77381
Attention: General Counsel

Re:     Invus Investment

Ladies and Gentlemen:

Reference is made to (a) the Lexicon Pharmaceuticals, Inc. (the “Company”) Equity Incentive Plan (as amended, supplemented or otherwise modified from time to time, the “Plan”), and (b) all stock option and restricted stock unit agreements between the Company and the undersigned (collectively, the “Equity Incentive Agreements”) pursuant to which the undersigned was granted options or restricted stock units under the Plan to purchase or receive shares of common stock, par value $0.001 per share, of the Company ( “Company Common Stock”).

The undersigned hereby acknowledges and agrees that, notwithstanding any provision to the contrary in any Equity Incentive Agreements or the Plan, neither the execution by the Company of (i) the stock purchase agreement (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), dated June 15, 2007, between the Company and Invus, L.P. (collectively with its affiliates, the “Investor”) or (ii) the stockholders' agreement (as amended, supplemented or otherwise modified from time to time, the “Stockholders' Agreement”), dated June 15, 2007, between the Company and Invus, L.P., nor the consummation of the transactions contemplated by the Purchase Agreement or the Stockholders' Agreement, including, without limitation, the acquisition by the Investor of the Initial Shares and the Rights Shares (as such terms are defined in the Purchase Agreement), the election of any representatives of the Investor to the board of directors of the Company, or the acquisition by the Investor of additional shares of Company Common Stock as permitted or contemplated under the Stockholders' Agreement, will constitute a “Change in Control” as such term is defined in, or result in vesting of any option or restricted stock unit under, any Equity Incentive Agreement or the Plan. In addition, the undersigned hereby acknowledges and agrees that (A) any applicable Equity Incentive Agreement is hereby deemed modified to effect the foregoing and (B) the undersigned waives any and all rights he or she may have to any accelerated vesting under the terms of the Equity Incentive Agreements or the Plan as a result of the execution of or consummation of the transactions contemplated by the Purchase Agreement and/or the Stockholders' Agreement.

Sincerely,

«FullName»

Accepted and agreed by
Lexicon Pharmaceuticals, Inc.

By:
Name:
Title: